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                                                                   Exhibit 5.1

                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]




                                    July 28, 1998

Great Lakes REIT
Suite 300
823 Commerce Drive
Oak Brook, Illinois  60523

     Re:  Registration Statement on Form S-3
          (REGISTRATION NO. 333-40129)
          -----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel for Great Lakes REIT, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to up to 2,943,923 common shares (the "Shares") of beneficial interest, $.01 par value per share, of the Company ("Common Shares") which may be sold from time to time by the Investors (as defined herein). The Shares were issued to the Investors pursuant to a Stock Purchase Agreement, dated as of August 20, 1996, among the Company (then Great Lakes REIT, Inc., a Maryland corporation, referred to herein as the "Corporation"), Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 held by Bankers Trust Company as Trustee (the "Investors"), as amended by Waiver Number One and Amendment Number One to the Stock Purchase Agreement, dated October 3, 1996, between the Corporation and the Investors (the "Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified


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Great Lakes REIT
July 28, 1998
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to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1.   The Registration Statement, as amended;

     2.   The Purchase Agreement;

     3. The Registration Rights Agreement, dated as of August 20, 1996, among the Corporation and the Investors, (the "Registration Rights Agreement"), certified as of the date hereof by the Secretary of the Company;

     4. The form of certificate evidencing Common Shares, certified as of the date hereof by the Secretary of the Company;

     5. Articles of Merger relating to the Merger of the Corporation with and into the Company (then Great Lakes Merger Trust) and the Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") attached to and made a part thereof, certified as of a recent date by the SDAT;

     6. The Bylaws of the Company (the "Bylaws"), certified as of the date hereof by the Secretary of the Company;

     7. Resolutions adopted by the Board of Directors of the Corporation relating to (a) the sale and issuance to the Investors of an aggregate of 3,867,000 shares of Common Stock and (b) the execution by the Corporation of the Purchase Agreement and the Registration Rights Agreement, certified as of the date hereof by the Secretary of the Company;

     8. A certificate as of a recent date of the SDAT as to the good standing of the Company;

     9. A certificate executed by Richard L. Rasley, Secretary of the Company, dated the date hereof; and

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

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Great Lakes REIT
July 28, 1998
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   1.   Each of the parties (other than the Company) executing any of the
Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. Any Documents submitted to us as originals are authentic. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.
 All factual statements and information contained in the Documents are true and complete. There has been no modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise.

     5. The Shares have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, as of the date hereof:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     The foregoing opinions are limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to


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Great Lakes REIT
July 28, 1998
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compliance with federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement and the Registration Rights Agreement provide that they shall be governed by the laws of the State of Illinois. To the extent that any matter as to which our opinion is expressed herein would be governed by any other jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change any opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP